                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-48338, No. 33-46359, No. 33-99412, No. 33-99414,
and No. 333-19073) of our report dated February 5, 1997 appearing on page 28 of Phoenix Duff & Phelps Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ Price Waterhouse LLP
------------------------
Hartford, Connecticut
March 27, 1997